Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Douglas Ian Shaw Corporate Secretary (631) 727-5667	4 West Second Street Riverhead, NY 11901 (631) 727-5667 (Voice) -(631) 727-3214 (FAX) invest@suffolkbancorp.com

SUFFOLK BANCORP ANNOUNCES EARNINGS FOR THE FOURTH QUARTER AND THE FULL YEAR

Riverhead, New York, January 17, 2006 — Suffolk Bancorp (NASDAQ - SUBK) today released the results of its operations during the fourth quarter and full year of 2005. Earnings-per-share for the quarter were $0.56, an increase of 5.7 percent from $0.53 during the comparable period of 2004. Earnings-per-share for the year were $2.09 compared to $1.92 up 8.9 percent. Net income for the quarter was $5,800,000, up 0.5 percent from $5,771,000 posted during the same period last year. Net income for the year was $22,102,000, up 5.9 percent from $20,875,000, posted during the same period last year. A detailed financial summary follows the text of this release.

President and Chief Executive Officer, Thomas S. Kohlmann, remarked, “Our core banking business continued to grow, with earnings per share and net income increasing from year to year even without the benefit of securities gains of $775,000 for the same quarter last year and $1,994,000 for all of 2004. Along with long-term managerial discipline and prudence, one of the most important characteristics of a successful banking company is flexibility. Key is our ability to discern changes in the economy generally and in our own marketplace; and to develop measured, orderly responses. Our first concern is to protect operating margins, and the second, to take advantage of changed opportunities to bolster profits and thus shareholder value, well served, we believe, by a return on average equity of 23.56 percent for the quarter and 22.18 percent for the year. While the principles underlying Suffolk’s strategic direction and operations remain constant, a review of both balance sheet and income statement reveals significant evolution in our business. Most important has been the continued redistribution of the loan portfolio out of indirect retail paper. Just three years ago this comprised fully one third of the portfolio, and now just 14.7 percent, a level closer to what we believe will be sustainable in light of the structural changes in automobile finance as discussed in the past. The loan portfolio grew 9.6 percent from year to year, particularly in commercial real estate, even while overcoming an 18.0 percent decline in indirect paper during that same period. Another example of our adaptability has been in the composition of our investment portfolio, where we have redeployed cash flow from maturing collateralized mortgage obligations, originally purchased to provide downside protection while rates fell to their recent, historic lows, to purchase municipal securities which provide superior returns in the current environment.”

He continued, “We have adapted to the current and somewhat peculiar interest rate environment by further sharpening our focus on demand deposits, primarily in lending relationships, and on those time deposits which are less sensitive to price. The result has been a 10.0 percent increase in demand deposits, a 13.3 percent decline in non-maturity deposits, and a decline in total deposits of 3.2 percent from year to year. We have replaced these funds with borrowings in the capital markets, and expect to continue to do so until the yield curve assumes a more normal, upward slope and the cost of new deposits is more favorable. The result of this repositioning has been a net interest margin of 5.23 percent for the quarter and 5.05 percent for the year, up from 4.92 percent and 4.90 percent, respectively, a year ago. Absent the effect of securities gains taken last year as we repositioned the investment portfolio, non-interest income increased by 4.9 percent for the quarter and declined by 1.3 percent for the year, this a reflection of sharp competition among banks offering “free” services during 2005. Non interest expense increased modestly, by only 2.3 percent for the quarter and the year, except for occupancy as we outgrew certain locations and moved to larger quarters, and as facilities in other locations were upgraded to attract and retain customers. And finally, we continue to manage the capital account to adjust it to the size of the business at hand and thus maximize leverage for our shareholders benefit, having repurchased just over 4 percent of the shares outstanding one year ago.”

Mr. Kohlmann concluded, “Our first obligation to our shareholders is to remain alert to both the challenges and opportunities of our markets as they develop, and to craft strategies and tactics to make the most of them. We believe that we have accomplished that during 2005.”

Suffolk Bancorp is a one-bank holding company engaged in the commercial banking business through Suffolk County National Bank, a full service commercial bank headquartered in Riverhead, New York. Organized in 1890, Suffolk County National Bank is the second largest independent bank headquartered on Long Island, with 27 offices in Suffolk County, New York.

Safe Harbor Statement Pursuant to the Private Securities Litigation Reform Act of 1995

This press release may include statements which look to the future. These can include remarks about Suffolk Bancorp, the banking industry, and the economy in general. These remarks are based on current plans and expectations. They are subject, however, to a variety of uncertainties that could cause future results to vary materially from Suffolk’s historical performance, or from current expectations. Factors affecting Suffolk Bancorp include particularly, but are not limited to: changes in interest rates; increases or decreases in retail and commercial economic activity in Suffolk’s market area; variations in the ability and propensity of consumers and businesses to borrow, repay, or deposit money, or to use other banking and financial services; and changes in government regulations.

PRESS RELEASE January 17, 2006 Page 2 of 4

STATISTICAL SUMMARY

(unaudited, in thousands of dollars except for share and per share data)

	4th Q 2005	4th Q 2004	Change	YTD 2005	YTD 2004	Change
EARNINGS
Earnings-Per-Share - Basic	$0.56	$0.53	5.7%	$2.09	$1.92	8.9%
Cash Dividends-Per-Share	0.20	0.19	5.3%	0.79	0.76	3.9%
Net Income	5,800	5,771	0.5%	22,102	20,875	5.9%
Net Interest Income	16,483	15,338	7.5%	64,361	60,605	6.2%

AVERAGE BALANCES
Average Assets	1,374,513	1,377,873	(0.2)%	1,386,079	1,362,696	1.7%
Average Net Loans	869,033	806,086	7.8%	854,158	816,765	4.6%
Average Investment Securities	414,762	435,841	(4.8)%	428,482	404,708	5.9%
Average Deposits	1,184,123	1,231,702	(3.9)%	1,203,176	1,222,634	(1.6)%
Average Borrowings	75,863	1,206	6,190.5%	63,169	3,842	1,544.2%
Average Equity	98,460	102,566	(4.0)%	99,668	100,106	(0.4)%

RATIOS
Return on Average Equity	23.56%	22.51%	4.7%	22.18%	20.85%	6.4%
Return on Average Assets	1.69%	1.68%	0.6%	1.59%	1.53%	3.9%
Average Equity/Assets	7.16%	7.44%	(3.8)%	7.19%	7.35%	(2.2)%
Net Interest Margin (FTE)	5.23%	4.92%	6.3%	5.05%	4.90%	3.1%
Efficiency Ratio	49.44%	49.60%	(0.3)%	50.28%	50.24%	0.1%
Tier 1 Leverage Ratio Dec. 31	7.52%	7.54%	(0.3)%
Tier 1 Risk-based Capital Ratio Dec. 31	9.96%	11.07%	(10.0)%
Total Risk-based Capital Ratio Dec. 31	10.91%	11.94%	(8.6)%

ASSET QUALITY during period:
Net (Recoveries) Charge-offs	$5	$(5)	(200.0)%	$(43)	$2,314	(101.9)%
Net Charge-offs/Average Net Loans (annual)	0.00%	0.00%	0.0%	(0.01)%	0.28%	(103.6)%
at end of period:
Non-accrual & Restructured Loans	$4,459	$5,364	(16.9)%
Foreclosed Real Estate (“OREO”)	0	0	0.0%
Total Non-performing Assets	4,459	5,364	(16.9)%
Allowance/Non-performing Assets	220.41%	153.06%	44.0%
Allowance/Loans, Net of Discount	1.09%	0.99%	10.1%
Net Loans/Deposits	77.26%	68.24%	13.2%

EQUITY
Shares Outstanding	10,406,721	10,842,537	(4.0)%
Common Equity	$102,001	$106,212	(4.0)%
Book Value Per Common Share	9.80	9.80	0.0%
Tangible Common Equity	101,187	105,398	(4.0)%
Tangible Book Value Per Common Share	9.72	9.72	0.0%

LOAN DISTRIBUTION at end of period:
Commercial, Financial & Agricultural Loans	179,523	158,205	13.5%
Commercial Real Estate Mortgages	308,436	262,262	17.6%
Real Estate - Construction Loans	67,411	50,455	33.6%
Residential Mortgages (1st and 2nd Liens)	131,006	114,969	13.9%
Home Equity Loans	80,775	75,486	7.0%
Consumer Loans	132,930	162,206	(18.0)%
Other Loans	4,956	1,847	168.3%

Total Loans (Net of Unearned Discounts)	$905,037	$825,430	9.6%

PRESS RELEASE January 17, 2006 Page 3 of 4

CONSOLIDATED STATEMENTS OF CONDITION

(unaudited, in thousands of dollars except for share and per share data)

	December 31,
	2005	2004	Change
ASSETS
Cash & Due From Banks	$48,530	$37,553	29.2%
Federal Funds Sold	—	2,500	(100.0)%
Investment Securities:
Available for Sale, at Fair Value	400,038	427,678	(6.5)%
Obligations of States & Political Subdivisions	11,378	11,900	(4.4)%
Federal Reserve Bank Stock	638	638	0.0%
Federal Home Loan Bank Stock	5,158	1,823	182.9%
Corporate Bonds & Other Securities	100	100	0.0%

Total Investment Securities	417,312	442,139	(5.6)%
Total Loans	905,037	825,430	9.6%
Allowance for Loan Losses	9,828	8,210	19.7%

Net Loans	895,209	817,220	9.5%

Premises & Equipment, Net	22,792	23,005	(0.9)%
Accrued Interest Receivable, Net	6,747	5,804	16.2%
Excess of Cost Over Fair Value of Net Assets Acquired	814	814	0.0%
Other Assets	16,879	19,183	(12.0)%

TOTAL ASSETS	$1,408,283	$1,348,218	4.5%

LIABILITIES & STOCKHOLDERS’ EQUITY
Demand Deposits	$424,320	$385,736	10.0%
Saving, N.O.W. & Money Market Deposits	521,156	601,336	(13.3)%
Time Certificates of $100,000 or More	15,825	22,737	(30.4)%
Other Time Deposits	197,406	187,783	5.1%

Total Deposits	1,158,707	1,197,592	(3.2)%

Federal Funds Purchased	7,700	—	100.0%
Federal Home Loan Bank Borrowings	83,000	25,300	228.1%
Repurchase Agreements	37,275	—	100.0%
Dividend Payable on Common Stock	2,081	2,061	1.0%
Accrued Interest Payable	1,722	721	138.8%
Other Liabilities	15,797	16,332	(3.3)%

TOTAL LIABILITIES	1,306,282	1,242,006	5.2%

STOCKHOLDERS’ EQUITY
Common Stock (par value $2.50; 15,000,000 shares authorized; 10,406,721 and 10,842,537 shares outstanding at December 31, 2005 and 2004, respectively)	33,884	33,884	0.0%
Surplus	19,440	19,440	0.0%
Treasury Stock at Par (3,147,015 and 2,711,199 shares, respectively)	(7,868)	(6,778)	16.1%
Retained Earnings	58,823	58,195	1.1%

	104,279	104,741	(0.4)%

Accumulated Other Comprehensive (Loss) Income, Net of Tax	(2,278)	1,471	(254.9)%

TOTAL STOCKHOLDERS’ EQUITY	102,001	106,212	(4.0)%

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,408,283	$1,348,218	4.5%

PRESS RELEASE January 17, 2006 Page 4 of 4

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands of dollars except for share and per share data)

	For the 3 Months Ended			For the Year to Date
	12/31/05	12/31/04	Change	2005	2004	Change
INTEREST INCOME
Federal Funds Sold	$11	$87	(87.4)%	$91	$310	(70.6)%
United States Treasury Securities	97	102	(4.9)%	385	414	(7.0)%
Obligations of States & Political Subdivisions	711	336	111.6%	2,240	983	127.9%
Mortgage-Backed Securities	2,066	2,685	(23.1)%	9,597	10,365	(7.4)%
U.S. Government Agency Obligations	1,229	1,203	2.2%	4,896	4,342	12.8%
Corporate Bonds & Other Securities	33	21	57.1%	147	80	83.8%
Loans	15,717	12,740	23.4%	58,317	51,490	13.3%

Total Interest Income	19,864	17,174	15.7%	75,673	67,984	11.3%

INTEREST EXPENSE
Saving, N.O.W. & Money Market Deposits	1,026	721	42.3%	3,689	2,755	33.9%
Time Certificates of $100,000 or more	148	98	51.0%	543	368	47.6%
Other Time Deposits	1,401	1,010	38.7%	4,888	4,209	16.1%
Federal Funds Purchased and Repurchase Agreements	400	—	100.0%	1,252	—	100.0%
Interest on Other Borrowings	406	7	5,700.0%	940	47	1,900.0%

Total Interest Expense	3,381	1,836	84.2%	11,312	7,379	53.3%

Net-interest Income	16,483	15,338	7.5%	64,361	60,605	6.2%
Provision for Loan Losses	450	225	100.0%	1,575	1,973	(20.2)%

Net-interest Income After Provision	16,033	15,113	6.1%	62,786	58,632	7.1%

OTHER INCOME
Service Charges on Deposit Accounts	1,471	1,420	3.6%	5,670	5,659	0.2%
Other Service Charges, Commissions & Fees	657	602	9.1%	2,542	2,518	1.0%
Fiduciary Fees	325	283	14.8%	1,183	1,207	(2.0)%
Net Securities Gains	—	775	(100.0)%	—	1,994	(100.0)%
Other Operating Income	358	374	(4.3)%	771	916	(15.8)%

Total Other Income	2,811	3,454	(18.6)%	10,166	12,294	(17.3)%

OTHER EXPENSE
Salaries & Employee Benefits	5,628	5,547	1.5%	22,223	21,753	2.2%
Net Occupancy Expense	985	778	26.6%	3,764	3,129	20.3%
Equipment Expense	478	525	(9.0)%	2,055	2,142	(4.1)%
Other Operating Expense	2,448	2,471	(0.9)%	9,432	9,597	(1.7)%

Total Other Expense	9,539	9,321	2.3%	37,474	36,621	2.3%

Income Before Provision for Income Taxes	9,305	9,246	0.6%	35,478	34,305	3.4%
Provision for Income Taxes	3,505	3,475	0.9%	13,376	13,430	(0.4)%

NET INCOME	$5,800	$5,771	0.5%	$22,102	$20,875	5.9%

Average: Common Shares Outstanding	10,412,798	10,847,098	(4.0)%	10,570,896	10,882,327	(2.9)%
Dilutive Stock Options	30,896	30,971	(0.2)%	29,318	31,323	(6.4)%

Average Total	10,443,694	10,878,069	(4.0)%	10,600,214	10,913,650	(2.9)%
EARNINGS PER COMMON SHARE Basic	$0.56	$0.53	5.7%	$2.09	$1.92	8.9%
Diluted	$0.56	$0.53	5.7%	$2.09	$1.91	9.4%